UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 15, 2022

HYCROFT MINING HOLDING CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-38387	82-2657796
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4300 Water Canyon Road, Unit 1 Winnemucca, Nevada	89445
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (775) 304-0260

N/A
(Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	HYMC	The Nasdaq Capital Market

Warrants to purchase Common Stock	HYMCW	The Nasdaq Capital Market

Warrants to purchase Common Stock	HYMCZ	The Nasdaq Capital Market

Warrants to purchase Common Stock	HYMCL	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On March 15, 2022, Hycroft Mining Holding Corporation (the “Company”) implemented an “at the market offering ” program by entering into an At Market Issuance Sales Agreement (the “Sales Agreement”) with B. Riley Securities, Inc. (the “Agent”). Under the terms of the Sales Agreement, the Company may from time to time to or through the Agent, acting as sales agent or principal, offer and sell shares of its Class A common stock (the “Shares”), par value $0.0001 per share (“Common Stock”), having a gross sales price of up to $500,000,000.

Sales of the Shares, if any, may be made in any method permitted by law deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act of 1933, as amended (the “Securities Act”). Under the Sales Agreement, the Agent (at the Company’s election) will use commercially reasonable efforts, consistent with its normal trading and sales practices, to sell the Shares as directed by the Company on the terms and subject to the conditions of the Sales Agreement. The compensation payable to the Agent for sales of Shares pursuant to the Sales Agreement will be equal to 3.0% of the gross sales price for any Shares sold through it as sales agent under the Sales Agreement.

Shares sold under the Sales Agreement, if any, will be issued pursuant to the Company’s shelf registration statement on Form S-3 (No. 333-257567) (the “Registration Statement”) that the Securities and Exchange Commission declared effective on July 13, 2021, including the prospectus, dated July 13, 2021, and the prospectus supplement, dated March 15, 2022, as the same may be amended or supplemented.

The offering of Shares pursuant to the Sales Agreement will terminate upon the earlier of the sale of all Common Stock subject to the Sales Agreement or the termination of the Sales Agreement by the Company or by the Agent.

This description of the Sales Agreement does not purport to be complete and is qualified in its entirety by reference to the Sales Agreement filed herewith as Exhibit 1.1 to this Current Report on Form 8-K and incorporated herein by reference.

The legal opinion of Neal, Gerber & Eisenberg LLP as to the legality of the Shares is being filed as Exhibit 5.1 to this Current Report on Form 8-K.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the securities discussed herein, nor shall there be any offer, solicitation or sale of the securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
1.1	At Market Issuance Sales Agreement, dated as of March 15, 2022

5.1	Opinion of Neal, Gerber & Eisenberg LLP relating to the validity of the shares to be issued pursuant to the Sales Agreement, dated as of March 15, 2022

23.1	Consent of Neal, Gerber & Eisenberg LLP (included in Exhibit 5.1)

104	Cover Page Interactive Data File (the cover page tags are embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hycroft Mining Holding Corporation

Date: March 15, 2022	By:	/s/ Stanton Rideout
		Name:	Stanton Rideout
		Title:	Executive Vice President and Chief Financial Officer